Schedule 14A. (Rule 14a-101)
Information required in proxy statement.

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a party other than the Registrant [X]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]  Soliciting Material under  Rule 14a-12

Name of Registrant as Specified In Its Charter:
Microwave Filter Company, Inc.

 Name of Person(s) Filing Proxy Statement, if other than the
Registrant:
Furlong Fund, LLC

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 (4) Proposed maximum aggregate value of transaction:

 (5) Total fee paid:

 [  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:
Furlong Fund, LLC ("Furlong"), together with the other participants named herein, is filing materials contained in this
Schedule 14A and pursuant to Rule 14a-12 with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the election of its slate of director nominees and submission of a bylaw proposal to a vote at the 2012 annual meeting of shareholders (the "Annual
Meeting") of Microwave Filter Company, Inc.   Furlong has not
yet filed a proxy statement with the SEC with regard to the Annual Meeting.

         Item 1: On January 20, 2012, Furlong will issue the following press release:

      FURLONG FUND ANNOUNCES ITS INTENT TO PROPOSE PROXY ACCESS
AND NOMINATE TWO DIRECTORS FOR ELECTION AT THE MICROWAVE FILTER
COMPANY, INC. ANNUAL MEETING

      WASHINGTON, DC, Jan 20 2012 - The Furlong Fund ("Furlong") announced today that it has notified Microwave Filter Company, Inc. (Ticker: MFCO.OB) ("Microwave Filter" or the "Company") of Furlong's intent to solicit proxies in favor of its two nominees to the Microwave Filter Board of Directors (the "Board") at the Company's upcoming annual meeting of stockholders. Furlong also notified the Company of its submission of a proposal that, if passed by a majority of votes cast at the annual meeting, will amend Microwave Filter's Amended and Restated Bylaws to offer access to the Company's proxy statement to shareholders holding 15% or more of the Company's outstanding shares for at least one month. The proposed bylaw limits the number of shareholder nominees to one-third (1/3) of the total size of the Board. Based on the Company's current Board size of nine, the eligible shareholders will be able to nominate up to three nominees per election.

      The reason for the nomination is that Furlong presented a nomination to the Company, which the Company's Nominating
Committee passed on. Furlong respectfully disagrees with the Nominating Committee's decision and would like to offer shareholders a chance to vote on two nominees.

      Furlong believes its nominees, if elected, will make it a priority that the Board review the bylaw amendments implemented at the annual meeting held in 1996. These amendments include the classification of the Board and a requirement of a two thirds (2/3) vote of the outstanding shares entitled to vote in the election of Directors to repeal certain amendments. Furlong believes these amendments are in direct contrast to the best practices in corporate governance.

      Furlong believes that its nominees, Ryan Morris and Daniel Rudewicz, CFA, if elected to the Board, will immediately, (1) take action to remove the bylaw amendment requiring a two-thirds (2/3) vote of shares outstanding to change certain amendments and (2) take steps to declassify the Board of Directors by amending the Company's bylaws. The aforementioned bylaws require a two-thirds (2/3) vote of the shares outstanding, as opposed to votes cast, to be amended. The nominees may also, among other things, explore all operational and strategic alternatives to maximize shareholder value, including initiating a significant share repurchase either in the open market or as part of a self-tender offer, investing excess cash with proven capital allocators, initiating a large special dividend, selling of all or part of the Company, and taking other steps to improve the Company's corporate governance.

      FURLONG PRESENTLY INTENDS TO FILE A PREMILINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHNAGE COMMISSION RELATING TO FURLONG'S SOLICITATION OF PROXIES FROM SHAREHOLDERS OF MICROWAVE FILTER COMPANY, INC. FOR USE AT THE 2012 ANNUAL MEETING. FURLONG STRONGLY ADVISES ALL MICROWAVE FILTER SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

      STOCKHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FILED WITH THE SEC BY FURLONG THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. FURLONG AND ITS NOMINEES WILL BE SOLICITING PROXIES FROM STOCKHOLDERS OF MICROWAVE FILTER COMPANY, INC. IN CONNECTION WITH THE ELECTION OF DIRECTORS AND OTHER MATTERS. INFORMATION CONCERNING THESE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION WILL BE SET FORTH IN THE PROXY STATEMENT WHEN IT IS FILED WITH SEC.

CONTACT:

Daniel Rudewicz, CFA
(202) 999-8854
dan@furlongfinancial.com